Exhibit 23-A


                         CONSENT OF INDEPENDENT AUDITORS
                                    --------





     We consent to the incorporation by reference in this registration statement of AT&T Corp. (the "Company") on Form S-8 of our reports dated January 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 which reports are incorporated by reference in the Company's Annual Report on Form 10-K.



                            COOPERS & LYBRAND L.L.P.



New York, New York
June 6, 1997